SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of Report (Date of earliest event reported) December 29,
1994

(Exact name of registrant as specified in charter)  DDL
Electronics, Inc.

(State or other jurisdiction of incorporation)  Delaware

(Commission file number) 1-8101

IRS employer identification No.  33-0213512

(Address of principal executive offices) 7320 SW Hunziker Road
#300, Tigard, Oregon   97223-2302

Registrant's telephone number, including area code  (503)620-1789

(Former name or former address, if changed since last report)
1270 NW 167th Place, Beaverton, Oregon  97006

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
AND
          EXHIBITS.

Pursuant to Article 11 of Regulation S-X the following is pro forma financial information of DDL Electronics, Inc. adjusted to reflect its sale of substantially all of the assets of its subsidiary, Aeroscientific Corp., an Oregon corporation, to Yamamoto
Manufacturing (USA), Inc.


          DDL ELECTRONICS, INC. AND SUBSIDIARIES
                CONSOLIDATED BALANCE SHEET
                     December 31, 1994
                        (Unaudited)



                                                   December 31,
1994

                               ASSETS
   CURRENT ASSETS
      Cash and cash equivalents                   $ 2,046,000
      Accounts receivable                           4,851,000
      Inventories                                   1,256,000
      Prepaid expenses                                325,000

           Total current assets                     8,478,000

   PROPERTY, EQUIPMENT AND
     IMPROVEMENTS, AT COST
      Land                                               -
      Buildings and improvements                    5,275,000
      Plant equipment                              13,778,000
      Office and other equipment                    1,529,000
      Construction in progress                         60,000

                                                   20,642,000

      Less: accumulated depreciation
        and amortization                          (16,552,000)

          Property, equipment and
            improvements, net                       4,090,000

   OTHER ASSETS                                       448,000

                                                  $13,016,000

    See accompanying Notes to Consolidated Financial Statements
        Associated with the Company's 10-Q and 10-K Filings.

          DDL ELECTRONICS, INC. AND SUBSIDIARIES
                CONSOLIDATED BALANCE SHEET
                     December 31, 1994
                        (Continued)
                        (Unaudited)


                                                   December 31,
                                                       1994
   LIABILITIES AND STOCKHOLDERS' DEFICIT

   CURRENT LIABILITIES
      Current portion of long-term debt           $ 1,215,000
      Accounts payable                              5,034,000
      Accrued payroll and employee benefits           685,000
      Other accrued liabilities                     1,544,000

           Total current liabilities                8,478,000

   LONG-TERM DEBT
      7% Convertible Subordinated Debentures,
         less current portion                         729,000
      8-1/2% Convertible Subordinated Debentures    1,580,000
      Notes payable, capitalized lease
        obligations and other long-term
        debt, less current portion                  4,327,000

           Total long-term debt                     6,636,000

   STOCKHOLDERS' DEFICIT
      Preferred stock                                    -
      Common stock                                    153,000
      Additional paid-in capital                   20,647,000
      Accumulated deficit                         (21,949,000)
      Foreign currency translation adjustment        (949,000)

           Total stockholders' deficit             (2,098,000)

                                                  $13,016,000

    See accompanying Notes to Consolidated Financial Statements
        Associated with the Company's 10-Q and 10-K Filings.

         DDL ELECTRONICS, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF OPERATIONS
        FOR THE SIX MONTHS ENDED DECEMBER 31, 1994
                     (Unaudited)

                              Historical   Adjustments    Pro
Forma
   SALES                     $16,594,000   $(5,258,000)
$11,336,000
   COSTS AND EXPENSES
     Cost of goods sold       15,713,000    (4,953,000)
10,760,000
     Administrative and
       selling expenses        3,233,000      (789,000)
2,444,000
     Restructuring charges     1,173,000          -
1,173,000

                              20,119,000    (5,742,000)
14,377,000

   OPERATING LOSS             (3,525,000)      484,000
(3,041,000)

   NONOPERATING INCOME (EXPENSE)
     Investment income            57,000          -
57,000
     Interest expense           (656,000)      158,455
(497,545)
     Gain on sale of assets    3,374,000    (3,374,000)         -
     Other income                 33,000          -
33,000

                               2,808,000    (3,215,545)
(407,545)

   LOSS BEFORE INCOME TAXES     (717,000)   (2,731,545)
(3,448,545)

   INCOME TAXES                     -             -             -

   LOSS BEFORE EXTRAORDINARY
        ITEM                    (717,000)   (2,731,545)
(3,448,545)

   EXTRAORDINARY ITEM
   Gain on debt extinguishment 2,441,000          -
2,441,000

   NET INCOME (LOSS)         $ 1,724,000   $(2,731,545)
$(1,007,545)


   PRIMARY EARNINGS (LOSS) PER SHARE:
     Loss before extraordinary
          item                    ($0.05)       ($0.17)
($0.23)
     Extraordinary item             0.16           -
0.16

                                   $0.11        ($0.17)
($0.06)

   AVERAGE NUMBER OF COMMON AND
   COMMON SHARE EQUIVALENTS   15,673,270    15,673,270
15,673,270


      See accompanying Notes to Consolidated Financial Statements
         Associated with the Company's 10-Q and 10-K Filings.

          DDL ELECTRONICS, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF OPERATIONS
             FOR THE YEAR ENDED JUNE 30, 1994
                     (Unaudited)

                              Historical    Adjustments   Pro
Forma
   SALES                     $48,529,000   $(11,514,000)
$37,015,000

   COSTS AND EXPENSES
     Cost of goods sold       48,360,000   (11,807,000)
36,553,000
     Administrative and
       selling expenses        7,617,000    (1,751,000)
5,866,000

                              55,977,000   (13,558,000)
42,419,000

   OPERATING LOSS             (7,448,000)    2,044,000
(5,404,000)

   NONOPERATING INCOME (EXPENSE)
     Investment income           168,000          -
168,000
     Interest expense         (1,110,000)      218,000
(892,000)
     Gain on sale of assets        2,000         -
2,000
     Other income                 34,000         -
34,000

                                (906,000)      218,000
(688,000)

   LOSS BEFORE INCOME TAXES   (8,354,000)    2,262,000
(6,092,000)

   INCOME TAXES                     -             -             -

   NET LOSS                  $(8,354,000)  $ 2,262,000
$(6,092,000)


   PRIMARY LOSS PER SHARE:        ($0.55)        $0.15
($0.40)

   AVERAGE NUMBER OF COMMON AND
   COMMON SHARE EQUIVALENTS   15,097,175    15,097,175
15,097,175

      See accompanying Notes to Consolidated Financial Statements
         Associated with the Company's 10-Q and 10-K Filings.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be siugned on its behalf by the undersigned thereunto duly authorized.

DDL ELECTRONICS, INC.


By:    /s/ M. Charles Van Rossen
M. Charles Van Rossen
Vice President, Finance
(Principal Financial Officer)

Dated March 15, 1995




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